Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated July 22, 2004, relating to the consolidated financial statements and consolidated financial statement schedules of Briggs & Stratton Corporation appearing in the Annual Report on Form 10-K of Briggs & Stratton Corporation for the fiscal year ended June 27, 2004.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin

March 22, 2005